Exhibit 10.1

AMENDMENT NO. 1, dated as of June 11, 2018 (this “Amendment”), to the Second Amended and Restated Credit Agreement dated as of December 1, 2017 (the “Existing Credit Agreement”, and as modified by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TREEHOUSE FOODS, INC., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”), Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Existing Credit Agreement.

The Borrower has requested that the Lenders agree to certain amendments with respect to the Existing Credit Agreement, and the Lenders party hereto have agreed to such amendments subject to the terms and conditions set forth herein.

Accordingly, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Existing Credit Agreement. Subject to the conditions to effectiveness set forth in Section 3 below, the Existing Credit Agreement is amended as follows:

(a) The defined term “Guarantee Requirement” and all references thereto in the Existing Credit Agreement shall be deleted.

(b) Section 1.01 (Defined Terms) of the Existing Credit Agreement is hereby amended by adding the following defined terms thereto in the appropriate alphabetical order:

““Amendment No. 1” means the Amendment No. 1, dated as of June 11, 2018, by and among the Borrower, the Guarantors party thereto, the Administrative Agent and the Required Lenders party thereto.”

““Amendment No. 1 Effective Date” means June 11, 2018.”

““Amendment No. 1 Fee Letter” means the letter agreement, dated May 30, 2018, among the Borrower, Bank of America and MLPFS.”

““Amendment No. 1 Reaffirmation Agreement” means that certain Reaffirmation Agreement, dated as of the Amendment No. 1 Effective Date and executed by the Guarantors (as of the Amendment No. 1 Effective Date) pursuant to which such Guarantors reaffirm their obligations under the Guaranty, which shall be substantially in the form of Exhibit L.”

““Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.”

““Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.”

““Collateral” means all of the “Collateral” or other similar term referred to in the Collateral Documents and all of the other property that is or is intended or purports under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.”

““Collateral and Guarantee Requirement” means, in the case of clauses (a), (c) and (d), at any time prior to satisfaction of the Collateral Release Conditions, and in the case of clause (b), at all times on and after the Amendment No. 1 Effective Date, subject to (x) the applicable limitations set forth in this Agreement and/or any other Loan Document and (y) the time periods (and extensions thereof) set forth in Section 6.14 and, to the extent applicable, Section 6.16, the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered (x) on the Amendment No. 1 Effective Date pursuant to Sections 2(a)(ii) and (iii) of Amendment No. 1 or (y) pursuant to Section 6.14 or, to the extent applicable, Section 6.16 at such time required by such Section to be delivered, in each case, duly executed by each Loan Party that is party thereto;

(b) all Obligations shall have been unconditionally guaranteed by each Domestic Subsidiary (other than any Excluded Subsidiary);

(c) except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a perfected security interest, subject to no Liens other than the Liens permitted under Section 7.01, in all Equity Interests of each wholly-owned Material Subsidiary directly owned by the Borrower or any Loan Party (which security interest, in the case of Equity Interests ordinarily entitled to vote (for U.S. federal income tax purposes) of any Foreign Subsidiary or any Foreign Subsidiary Holding Company shall be limited to 65% of the issued and outstanding Equity Interests ordinarily entitled to vote (for U.S. federal income tax purposes) of such Foreign Subsidiary or Foreign Subsidiary Holding Company, as the case may be), in each case other than any Excluded Equity Interests; and

(d) except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a perfected security interest, subject to no Liens other than the Liens permitted under Section 7.01, in the Collateral, in each case, with the priority required by the Collateral Documents, to the extent required under, and subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents.

The foregoing definition shall not require, and the Loan Documents shall not contain any requirements as to, the creation or perfection of pledges of or security interests in, any Excluded Assets.

The Administrative Agent may grant extensions of time for the perfection of security interests in particular assets and the delivery of assets where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

No actions required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in any assets or to perfect or make enforceable such security interests (including any intellectual property registered in any non-U.S. jurisdiction) (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction or any requirement to make any filings in any foreign jurisdiction including with respect to foreign intellectual property). No actions shall be required with respect to assets requiring perfection through control agreements or perfection by “control” (as defined in the UCC) (other than in respect of Indebtedness for borrowed money (other than intercompany Indebtedness) owing to the Loan Parties evidenced by a note in excess of $5,000,000, Indebtedness of any Subsidiary that is not a Loan Party that is owing to any Loan Party (which shall be evidenced by the Global Intercompany Note and pledged to the Administrative Agent) and certificated Equity Interests of wholly-owned Restricted Subsidiaries that are Material Subsidiaries otherwise required to be pledged pursuant to the Security Agreement to the extent required under clause (c) above).

Prior to the Collateral Release Date, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective to release all or substantially all of the Collateral in any transaction or series of related transactions without the written consent of each Lender party to this Agreement at such time.

Notwithstanding anything herein to the contrary, the requirements of clause (b) hereof (and the definition of “Guarantors”) shall survive the Collateral Release Date such that any Domestic Subsidiary (other than an Excluded Subsidiary) that is formed, acquired or designated a Restricted Subsidiary (or ceases to be an Unrestricted Subsidiary) shall guarantee the Obligations hereunder as soon as practicable, and in any event, within thirty (30) days (or such longer period as the Administrative Agent may reasonably agree in its sole discretion) of such formation, acquisition, designation or cessation.”

““Collateral Documents” means the Security Agreement, the Pledge Agreement, the Intellectual Property Security Agreements, the Intellectual Property Security Agreement Supplements and any other documents delivered to the Administrative Agent pursuant to Section 6.14, and each of the other agreements, instruments or documents that creates or intends or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.”

““Collateral Release” means the release of all Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, securing the Secured Obligations, upon the effectiveness of the Collateral Release Conditions.”

““Collateral Release Conditions” means the following conditions to the release of all of the Collateral: (a) no Default or Event of Default shall exist or result from such Collateral Release; (b) at the time of such Collateral Release, the Borrower shall be in compliance with a Consolidated Net Leverage Ratio equal to or less than 4.00:1.00 as of the end of the most recently ended Test Period for which there are Available Financial Statements (determined on a Pro Forma Basis after giving Pro Forma Effect to any Indebtedness incurred, created, assumed or repaid after the last day of such Test Period and on or prior to the date of delivery of the notice referred to in clause (c) below); (c) the Borrower and its Subsidiaries shall have delivered an intercompany note to the Administrative Agent substantially in the form of the Global Intercompany Note delivered to the Administrative Agent on the Restatement Date; and (d) the Borrower has delivered a written notice to the Administrative Agent certifying the satisfaction of the conditions set forth in clauses (a) through (c) above and requesting that the Administrative Agent effect the Collateral Release.”

““Collateral Release Date” means the date on which the Collateral Release Conditions have been satisfied and the Administrative Agent has taken all actions required to effect the Collateral Release; provided that, notwithstanding anything to the contrary herein, the Collateral Release Date shall not occur earlier than the date of receipt of the financial statements required to be delivered pursuant to Section 6.01(a) for the fiscal year ended on December 31, 2019.”

““Excluded Assets” means:

(a) (x) any fee-owned real property and (y) any real property leasehold rights and interests (it being understood there shall be no requirement to obtain any landlord or other third party waivers, estoppels or collateral access letters);

(b) motor vehicles and other assets subject to certificates of title;

(c) letter of credit rights (other than to the extent consisting of supporting obligations that can be perfected solely by the filing of a Uniform Commercial Code financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights other than filing of a Uniform Commercial Code financing statement));

(d) commercial tort claims that in the reasonable determination of the Borrower, are not expected to result in a judgment in excess of $5,000,000;

(e) assets to the extent the pledge thereof or grant of security interests therein (x) is prohibited or restricted by applicable Law, rule or regulation, (y) would cause the destruction, invalidation or abandonment of such asset under applicable Law, rule or regulation, or (z) requires any consent, approval, license or other authorization of any third party or Governmental Authority (excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code);

(f) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby (excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code);

(g) Excluded Equity Interests;

(h) any lease, license or agreement, or any property subject to a purchase money security interest, Capitalized Lease obligation or similar arrangement, in each case to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than any Borrower or a Guarantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition;

(i) any assets to the extent a security interest in such assets would result in material adverse Tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent;

(j) any trademark application filed in the U.S. Patent and Trademark Office on the basis of the applicant’s intent-to-use such trademark, unless and until evidence of use of the trademark has been filed with, and accepted by, the U.S. Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. §1051, et seq.), to the extent that granting a security interest in such trademark application prior to such filing and acceptance would adversely affect the enforceability or validity of such trademark application or the resulting trademark registration;

(k) assets where the cost of obtaining a security interest therein is excessive in relation to the practical benefit to the Lenders afforded thereby as reasonably determined in good faith between the Borrower and the Administrative Agent;

(l) any property (and any related rights and any related assets) subject to a Sale and Leaseback Transaction permitted under this Agreement;

(m) notes and other Indebtedness in an aggregate principal amount less than $5,000,000 individually and $10,000,000 in the aggregate;

(n) any acquired property (including property acquired through Acquisition or merger of another entity) if at the time of such Acquisition the granting of a security interest therein or the pledge thereof is prohibited by any contract or other agreement (in each case, not created in contemplation thereof) to the extent and for so long as such contract or other agreement prohibits such security interest or pledge (excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code); and

(o) accounts receivable and related supporting obligations and books and records subject to Liens securing any Permitted Securitization Facility.”

““Excluded Equity Interest” means (a) margin stock, (b) Equity Interests of any Foreign Subsidiary that is not directly owned by the Borrower or any Loan Party, (c) Equity Interests ordinarily entitled to vote (for U.S. federal income tax purposes) of any Material Subsidiary that is a wholly-owned Foreign Subsidiary or Foreign Subsidiary Holding Company directly owned by the Borrower or any other Loan Party in excess of 65% of such Material Subsidiary’s issued and outstanding Equity Interests ordinarily entitled to vote (for U.S. federal income tax purposes), (d) Equity Interests of any Domestic Subsidiary that is a direct or indirect subsidiary of a (i) CFC, (ii) Foreign Subsidiary or (iii) Foreign Subsidiary Holding Company, (e) any Equity Interest to the extent the pledge thereof would be prohibited by any Law or contractual obligation (excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code), (f) any Equity Interests with respect to which the Borrower and the Administrative Agent have reasonably determined that the cost or other consequences (including material adverse Tax consequences) of pledging or perfecting a security interest in such Equity Interests are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby, (g) Equity Interests of any Unrestricted Subsidiary; (h) Equity Interests of any Captive Insurance Subsidiary; (i) Equity

Interests of any not for profit Subsidiary; (j) Equity Interests of any special purpose securitization vehicle (or similar entity); (k) Equity Interests of any Person other than wholly-owned Subsidiaries to the extent such Person is prohibited by its Organization Documents from pledging its Equity Interests (excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code); and (l) any other Equity Interests that constitute Excluded Assets.”

““Intellectual Property Security Agreements” means the Intellectual Property Security Agreements as such term is defined in the Security Agreement.”

““Intellectual Property Security Agreement Supplements” means the Intellectual Property Security Agreement Supplements as such term is defined in the Security Agreement.”

““Perfection Certificate” means that certain Perfection Certificate, dated as of the Amendment No. 1 Effective Date, executed and delivered by the Borrower on behalf of the Borrower and each of the other Loan Parties existing on the Amendment No. 1 Effective Date.”

““Pledge Agreement” means, collectively, (a) the pledge agreement dated as of the Amendment No. 1 Effective Date given by the Loan Parties party thereto, as pledgors, to the Administrative Agent to secure the Obligations substantially in the form of Exhibit J and (b) any other pledge agreement in favor of the Administrative Agent to secure all or some portion of the Obligations that may be given by any Person pursuant to the terms hereof.”

““Secured Obligations” has the meaning assigned to such term in the Security Agreement.”

““Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.”

““Security Agreement” means, collectively, (a) the security agreement dated as of the Amendment No. 1 Effective Date given by the Loan Parties party thereto, as grantors, to the Administrative Agent to secure the Obligations substantially in the form of Exhibit K and (b) any other security agreement in favor of the Administrative Agent to secure all or some portion of the Obligations that may be given by any Person pursuant to the terms hereof.”

(c) The defined term “Agreement” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Agreement” means this Second Amended and Restated Credit Agreement, as amended by Amendment No. 1, and as may be further amended, restated, supplemented or otherwise modified from time to time.”

(d) The defined term “Applicable Fee Rate” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the table set forth therein as follows:

Applicable Fee Rate

Pricing Level	Corporate Rating (S&P/Moody’s)	Consolidated Net Leverage Ratio	Undrawn Commitment Fee
1	≥ BBB- / Baa3	Less than or equal to 2.00 to 1.00	0.200%
2	BB+ / Ba1	Less than or equal to 3.00 to 1.00 but greater than 2.00 to 1.00	0.225%
3	BB /Ba2	Less than or equal to 4.00 to 1.00 but greater than 3.00 to 1.00	0.250%
4	BB- / Ba3	Less than or equal to 4.50 to 1.00 but greater than 4.00 to 1.00	0.300%
5	< B+ / B1	Greater than 4.50 to 1.00	0.350%

(e) The defined term “Applicable Fee Rate” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the reference to “Pricing Level 4” set forth in the last paragraph of such defined term with a reference to “Pricing Level 5.”

(f) The defined term “Applicable Rate” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the table set forth therein as follows:

Applicable Rate

			Revolving Credit Facility		Term A Facility		Tranche A-1 Term Facility
Pricing Level	Borrower’s Credit Rating (S&P/Moody’s)	Consolidated Net Leverage Ratio	Euro- dollar Rate + Letter of Credit Fee	Base Rate	Euro- dollar Rate	Base Rate	Euro- dollar Rate	Base Rate
1	≥ BBB- / Baa3	Less than or equal to 2.00 to 1.00	1.200%	0.200%	1.675%	0.675%	1.200%	0.200%
2	BB+ / Ba1	Less than or equal to 3.00 to 1.00 but greater than 2.00 to 1.00	1.300%	0.300%	1.775%	0.775%	1.300%	0.300%
3	BB /Ba2	Less than or equal to 4.00 to 1.00 but greater than 3.00 to 1.00	1.400%	0.400%	1.875%	0.875%	1.400%	0.400%
4	BB- / Ba3	Less than or equal to 4.50 to 1.00 but greater than 4.00 to 1.00	1.600%	0.600%	2.075%	1.075%	1.600%	0.600%
5	< B+ / B1	Greater than 4.50 to 1.00	1.700%	0.700%	2.175%	1.175%	1.700%	0.700%

(g) The defined term “Applicable Rate” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the reference to “Pricing Level 4” set forth in the last paragraph of such defined term with a reference to “Pricing Level 5.”

(h) The defined term “Consolidated EBITDA” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing each reference to “20%” in clauses (vi) and (viii) thereof with a reference to “25%”.

(i) The defined term “Consolidated EBITDA” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following at the very end thereof: “Notwithstanding anything to the contrary contained herein, Consolidated EBITDA shall be deemed to be $196,000,000 for the fiscal quarter ended on September 30, 2017, $191,300,000 for the fiscal quarter ended on December 31, 2017 and $104,400,000 for the fiscal quarter ended on March 31, 2018.”

(j) The defined term “Excluded Swap Obligations” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

““Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 14 of the Guaranty and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.”

(k) The defined term “Guarantors” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

““Guarantors” means, each of the existing wholly-owned Domestic Subsidiaries (other than an Excluded Subsidiary) of the Borrower that is a Material Subsidiary who (i) becomes a party to the Security Agreement on the Amendment No. 1 Effective Date and is a party to the Guaranty as of the Amendment No. 1 Effective Date and (ii) following such dates, as applicable, becomes a Guarantor pursuant to a Guaranty Joinder Agreement or other documentation in form and substance reasonably acceptable to the Administrative Agent, in each case, together with their respective successors and permitted assigns. In addition, any wholly-owned Restricted Subsidiary that executes a Guaranty Joinder Agreement and satisfies the Collateral and Guarantee Requirement shall also be a Guarantor of the Obligations hereunder. Notwithstanding the foregoing, any Subsidiary that is a “Guarantor” of the Senior Notes, any Incremental Equivalent Debt, Permitted External Refinancing Debt, Credit Agreement Refinancing Indebtedness and/or any Permitted Refinancing thereof (and successive Permitted Refinancings) shall be a Guarantor of the Obligations hereunder.”

(l) The defined term “Guaranty” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by adding the phrase “and the Amendment No. 1 Reaffirmation Agreement” immediately after the phrase “Reaffirmation Agreement” therein.

(m) The defined term “Permitted Refinancing” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

““Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to any accrued and unpaid interest, any premium or other reasonable amount paid, fees and costs and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; (ii) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended; (iii) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable, taken as a whole, to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended; (iv) if such Indebtedness being modified, refinanced, refunded, renewed or extended is secured, the terms and conditions relating to collateral of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions with respect to the collateral for the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole (and, prior to the Collateral Release Date, the Liens on any Collateral securing any such modified, refinanced, refunded, renewed or extended Indebtedness shall have the same (or lesser) priority relative to the Liens on the Collateral securing the Obligations); (v) the terms and conditions (excluding any amortization, collateral, subordination, pricing, fees, rate floors, discounts, premiums and optional prepayment or redemption terms) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, shall not be materially less favorable to the Loan Parties than the Indebtedness being modified, refinanced, refunded, renewed or extended, except for covenants or other provisions applicable only to periods after the Latest Maturity Date (provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (v) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)); and (vi) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Indebtedness being modified, refinanced, refunded, renewed or extended.”

(n) The defined term “Pro Forma Adjustment” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the reference to “20%” in the last proviso thereof with a reference to “25%”.

(o) The defined term “Trigger Quarter” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the phrase “occurring after the fiscal year ended December 31, 2019” between the phrase “fiscal quarter” and “in which” therein and by adding a new sentence thereto, which shall read as follows:

“Notwithstanding anything to the contrary set forth herein, if the Borrower is not in compliance with Section 7.12 for the fiscal quarter ending December 31, 2019, the Borrower shall not have the benefit of this provision until after the first fiscal quarter ending after December 31, 2019 during which the Borrower is in compliance with a Consolidated Net Leverage Ratio of less than or equal to 4:00 to 1:00 as of the end of such fiscal quarter.”

(p) Clause (b)(i) of Section 2.09 (Fees) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i) The Borrower shall pay to each Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the BoA Fee Letter, the CoBank Fee Letter and/or the Amendment No. 1 Fee Letter, as applicable. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.”

(q) Clause (c) of Section 2.14 (Increase in Commitments) of the Existing Credit Agreement is hereby amended by amending and restating the last sentence thereof in its entirety to read as follows:

“In addition, the effectiveness of any Increase Joinder or Additional Credit Extension Amendment shall be subject to, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements, including, prior to the Collateral Release Date, any supplements or amendments to the Collateral Documents, consistent in all material respects with those delivered on the Restatement Date under Section 4.01 (and in the case of such supplements or amendments to the Collateral Documents, consistent in all material respects with those delivered on the Amendment No. 1 Effective Date) and otherwise in form and substance satisfactory to the Administrative Agent.”

(r) Clause (e)(vi) of Section 2.14 (Increase in Commitments) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(vi) such Incremental Facilities shall be (A) prior to the Collateral Release Date, secured on a pari passu basis with respect to the Loans outstanding as of (or made on) the Increase Effective Date and (B) on and after the Collateral Release Date, unsecured (except to the extent a Farm Credit Lender is secured in accordance with Section 6.13);”

(s) Clause (f) of Section 2.14 (Increase in Commitments) of the Existing Credit Agreement is hereby amended by (i) adding the phrase “and the Liens created by the Collateral Documents” immediately prior to the period at the end of the first sentence thereof and (ii) amending and restating the second sentence thereof to read as follows: “The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that (i) prior to the Collateral Release Date, the Lien and security interests granted by the Collateral Documents continue to secure all Obligations and continue to be perfected under the UCC or otherwise after giving effect to the establishment of any Incremental Commitments or the funding of Loans thereunder and (ii) the Loans to be funded under any Incremental Commitments and any other Obligations related to any Incremental Commitments or Loans funded thereunder are subject to and benefit from the Guaranty.”

(t) Section 2.14 (Increase in Commitments) of the Existing Credit Agreement is hereby amended to add a new clause (h) thereto, which reads as follows:

“(h) Collateral Release. After the Borrower’s election to cause the Liens on the Collateral to be released following the satisfaction of the Collateral Release Conditions, (a) no Incremental Facilities may be incurred on a secured basis, (b) all outstanding Incremental Facilities that are secured must either (x) be repaid in full or (y) become unsecured contemporaneously with such release and (c) no Incremental Facilities may be incurred unless the Borrower shall be in compliance on a Pro Forma Basis with a Consolidated Net Leverage Ratio less than or equal to 4.00:1.00 as of the end of the most recently ended Test Period for which there are Available Financial Statements.”

(u) Clause (c) of Section 2.18 (Refinancing Facilities) of the Existing Credit Agreement is hereby amended by re-labeling sub-clauses (iv) and (v) thereof as sub-clauses (v) and (vi), respectively.

(v) Clause (c) of Section 2.18 (Refinancing Facilities) of the Existing Credit Agreement is hereby amended by inserting the phrase “collateral,” immediately after the phrase “(excluding any amortization,” set forth in clause (vi) thereof (after giving effect to the amendment set forth in clause (u) above.

(w) Clause (d) of Section 2.18 (Refinancing Facilities) of the Existing Credit Agreement is hereby amended by inserting the phrase “, including, prior to the Collateral Release Date, any supplements or amendments to the Collateral Documents,” immediately after the phrase “and/or reaffirmation agreements”.

(x) Clause (f) of Section 2.18 (Refinancing Facilities) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(f) Notwithstanding anything herein to the contrary, after the Borrower’s election to cause the liens on the Collateral to be released following the satisfaction of the Collateral Release Conditions, (i) no Credit Agreement Refinancing Facilities may be incurred on a secured basis and (ii) all outstanding Credit Agreement Refinancing Facilities that are secured must either (x) be repaid in full or (y) become unsecured contemporaneously with such release.”

(y) Section 5.15 (Disclosure) of the Existing Credit Agreement is hereby amended by labeling the existing paragraph thereof clause “(a)” and adding a new clause (b) thereto, to read as follows:

“(b) As of the Amendment No. 1 Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.”

(z) Article V (Representations and Warranties) of the Existing Credit Agreement shall be amended to add a new Section 5.19 thereto, which shall read as follows:

“5.19 Security Agreement; Pledge Agreement.(a) The Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the holders of the “secured obligations” identified therein, a legal, valid and enforceable security interest in the Collateral identified therein, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law) and, when UCC financing statements (or other appropriate notices) in appropriate form are duly filed at the locations identified in the Security Agreement, the Security Agreement shall create a fully perfected first priority Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (to the extent such Liens may be perfected by the filing of a financing statement or other appropriate notice), in each case prior and superior in right to any other Lien (other than Liens permitted under Section 7.01).

(b) The Pledge Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the holders of the “secured obligations” identified therein, a legal, valid and enforceable security interest in the Collateral identified therein, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law). The Pledge Agreement shall create a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in the Collateral identified therein, in each case prior and superior in right to any other Lien (other than Liens arising by operation of law and Liens permitted by Section 7.01) (i) with respect to any such Collateral that is a “security” (as such term is defined in the UCC) and is evidenced by a certificate, when such Collateral is delivered to the Administrative Agent with duly executed stock powers with respect thereto, (ii) with respect to any such Collateral that is a “security” (as such term is defined in the UCC) but is not evidenced by a certificate, when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the pledgor, and (iii) with respect to any such Collateral that is not a “security” (as such term is defined in the UCC), when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the pledgor.”

(aa) Clause (d) of Section 6.02 (Certificates; Other Information) of the Existing Credit Agreement is hereby amended by adding the phrase “(i)” after the word “promptly” therein and adding a new clause (ii) thereto immediately following the words “reasonably requested,” which shall read as follows: “or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws, including, without limitation, the Beneficial Ownership Regulation, and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.”

(bb) Section 6.07 of Article VI (Affirmative Covenants) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and all such insurance shall, no later than 30 days after the Amendment No. 1 Effective Date (or such later date as the Administrative Agent may reasonably agree in its sole discretion), (i) provide for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance, (ii) name the Administrative Agent as (x) additional insured on behalf of the Secured Parties (in the case of liability insurance) or (y) loss payee (in the case of property insurance), as applicable and (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause; provided that upon the occurrence of the Collateral Release Date, the Administrative Agent shall be removed as additional insured and loss payee, as applicable, from such insurance policies.”

(cc) Section 6.14 of Article VI (Affirmative Covenants) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.14 Collateral Matters; Guaranty.

Subject to the terms of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, the Borrower will, and will cause each Loan Party to, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) Upon (i) the formation or acquisition after the Amendment No. 1 Effective Date of any Restricted Subsidiary that is a Material Subsidiary, (ii) the designation of any Unrestricted Subsidiary that is a Material Subsidiary as a Restricted Subsidiary, (iii) any Restricted Subsidiary ceasing to be an Immaterial Subsidiary or (iv) any Restricted Subsidiary that is a Domestic Subsidiary ceasing to be an Excluded Subsidiary, on or before the date that is thirty (30) days after the relevant formation, acquisition, designation or cessation occurred (or such longer period as the Administrative Agent may reasonably agree in its sole discretion), the Borrower shall (A) cause such Restricted Subsidiary (other than any Excluded Subsidiary) to comply with the applicable requirements set forth in the definition of “Collateral and Guarantee Requirement” and (B) upon the reasonable request of the Administrative Agent, cause the relevant Restricted Subsidiary to deliver to the Administrative Agent a customary opinion of counsel for such Restricted Subsidiary, addressed to the Administrative Agent and the Lenders.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, it is understood and agreed that:

(i) no Loan Party shall be required to seek any landlord waiver, bailee letter, estoppel, warehouseman waiver or other collateral access, lien waiver or similar letter or agreement;

(ii) no action shall be required to perfect any Lien with respect to any Excluded Asset;

(iii) no Loan Party shall be required to perfect a security interest in any asset to the extent perfection of a security interest in such asset would be prohibited under any applicable Law;

(iv) any joinder or supplement to any Collateral Document or any other Loan Document executed by any Restricted Subsidiary that is required to become a Loan Party pursuant to Section 6.14(a) above may, with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty with respect to such Restricted Subsidiary set forth in any Loan Document to the extent necessary to ensure that such representation or warranty is true and correct to the extent required thereby or by the terms of any other Loan Document; and

(v) the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other Tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent.

For the avoidance of doubt, (a) the Borrower shall have the option to cause any wholly-owned Restricted Subsidiary to become a Guarantor even if such Restricted Subsidiary is not otherwise required to become a Guarantor pursuant to the terms of this Agreement or any other Loan Document and (b) to the extent any such Restricted Subsidiary is an Excluded Subsidiary, such Restricted Subsidiary shall no longer be an Excluded Subsidiary from and after the date such Restricted Subsidiary becomes a Guarantor. Upon any such election, such Restricted Subsidiary shall only become a Guarantor hereunder upon execution and delivery of a Guaranty Joinder Agreement and upon satisfaction of all other applicable terms and conditions set forth in the Collateral and Guarantee Requirement.”

(dd) Article VI (Affirmative Covenants) of the Existing Credit Agreement shall be amended to add a new Section 6.16 thereto, which shall read as follows:

“6.16 Further Assurances. At any time or from time to time upon the request of the Administrative Agent, each Loan Party will, at its expense:

(a) promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents; and

(b) (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

(ee) Clause (e)(iv) of Section 7.02 (Investments) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(iv) Collateral and Guarantee Requirement. The Borrower shall comply with the applicable provisions of Section 6.14, within the times specified therein; provided that, (x) such provisions relating to the granting of Liens shall cease to apply if the Collateral Release Date has occurred and (y) the occurrence of the Collateral Release Date will not affect the obligation of any Loan Party to comply with the guarantee requirements set forth in clause (b) of the Collateral and Guarantee Requirement;”

(ff) The proviso in clause (e) of Section 7.03 (Indebtedness) is hereby amended and restated in its entirety, to read as follows:

“provided, that (i) any such Indebtedness of the Borrower or any Guarantor that is not owed to the Borrower or another Guarantor shall be subordinated to the payment in full in cash of the Obligations on terms and conditions acceptable to the Administrative Agent in its sole discretion, (ii) prior to the Collateral Release Date, all such Indebtedness shall be subject to the Global Intercompany Note and (iii) upon the Collateral Release Date, all such Indebtedness shall be subject to an intercompany note substantially in the form of the Global Intercompany Note delivered to the Administrative Agent on the Restatement Date;”

(gg) Clause (f) of Section 7.04 (Fundamental Changes) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(f) the Borrower may be consolidated with or merged into any newly formed corporation organized under the laws of the United States or any State thereof solely for changing its jurisdiction of incorporation; provided that simultaneously with such transaction, (x) the Person formed by such consolidation or into which the Borrower is merged shall expressly assume all obligations of the Borrower under the Loan Documents, (y) the Person formed by such consolidation or into which the Borrower is merged shall take all actions as may be required to preserve the enforceability of (1) the Loan Documents and (2) prior to the occurrence of the Collateral Release Date, validity and perfection of the Liens of the Collateral Documents and (z) such Person shall deliver or cause to be delivered legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements, including any supplements or amendments to the applicable Collateral Documents, consistent in all material respects with those delivered on the Restatement Date under Section 4.01 (or, the Amendment No. 1 Effective Date, as the case may be) and otherwise in form and substance satisfactory to the Administrative Agent; and”

(hh) Clause (g) of Section 7.05 (Dispositions) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(g) Asset Swaps; provided that to the extent any asset sold or exchanged is Collateral, the purchased Related Business Asset shall become Collateral and the relevant Loan Party shall execute any necessary Collateral Documents to effectuate such security interest;”

(ii) Section 7.05 (Dispositions) of the Existing Credit Agreement is hereby amended by adding a new paragraph immediately after clause (n) thereof, which shall read as follows:

“To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person (other than a Loan Party), such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested of the Administrative Agent, upon the certification by the Borrower that such Disposition is permitted by this Agreement, the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing in accordance with Section 9.10.”

(jj) Section 7.10 (Burdensome Agreements) of the Existing Credit Agreement is hereby amended by adding the phrase “(a)” immediately before the word “limits” in the first sentence thereof and adding, immediately prior to the period at the end of the first sentence thereof, the phrase “or (b) at any time prior to the Collateral Release Date, prohibits, restricts, or imposes any condition upon the ability of the Borrower or any of its Restricted Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets (other than any Excluded Assets) in favor of the Administrative Agent (or its agent or designee) for the benefit of the Secured Parties securing any of the Obligations other than prohibitions, restrictions or conditions (i) contained in any Loan Document, the Senior Notes or any document governing any Incremental Equivalent Debt, Permitted External Refinancing Debt or any Permitted Refinancing in respect thereof; (ii) in licenses, leases and other contracts restricting the assignment, subletting or other transfer thereof (including the granting of any Lien); provided that such restriction or limitation is limited to the assets subject to such license, lease or contract; (iii) customary limitations contained in any agreement with respect to a Disposition permitted under Section 7.05, (iv) contained in Acquired Indebtedness and Permitted Refinancings thereof; provided that the restrictive provisions in such Permitted Refinancing are not materially more restrictive than the restrictive provisions in the Acquired Indebtedness being refinanced and such restrictions are limited to the Persons or assets being acquired or the Subsidiaries of such Persons and their assets; (v) customary restrictions in joint venture arrangements or management contracts; provided that such restrictions are limited to assets of such joint venture and the Equity Interests of the Persons party to such arrangement or contract; (vi) contained in the Indebtedness of Foreign Subsidiaries incurred pursuant to Section 7.03 and Permitted Refinancings thereof; provided that such restrictions only apply to the Foreign Subsidiaries incurring such Indebtedness and their Subsidiaries (and the assets thereof); and (vii) contained in Indebtedness used to finance, or incurred for the purpose of financing, purchase money obligations for fixed or capital assets; provided that such restrictions apply only to the asset (or the Person owning such asset) being financed pursuant to such Indebtedness.”

(kk) Section 7.10 (Burdensome Agreements) of the Existing Credit Agreement is hereby amended by (i) amending and restating clause (a)(vi) thereof (after giving effect to the amendment set forth in clause (jj) above) in its entirety to read “(vi) limitations set forth in the Senior Notes or any document governing any Incremental Equivalent Debt, Permitted External Refinancing Debt or any Permitted Refinancing in respect thereof,” and (ii) inserting the phrase “clause (a) of” between the words “that” and “the” in the second sentence thereof.

(ll) Section 7.12 (Financial Covenant) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.12 Financial Covenant. Permit the Consolidated Net Leverage Ratio as of the end of any fiscal quarter of the Borrower ending during any period set forth below to be greater than the ratio set forth below for such fiscal quarter:

Fiscal Quarter	Maximum Consolidated Net Leverage Ratio
June 30, 2018 through December 31, 2018	5.25:1.00
March 31, 2019	5.00:1.00
June 30, 2019 through September 30, 2019	4.50:1.00
December 31, 2019 and thereafter	4.00:1.00

Notwithstanding the above, the Consolidated Net Leverage Ratio may be greater than 4.00 to 1.00 but shall not exceed 4.50 to 1.00 during an Acquisition Compliance Period.”

(mm) Clause (j) of Section 8.01 (Events of Default) of the Existing Credit Agreement is hereby amended by deleting the phrase “or” at the end thereof.

(nn) Clause (k) of Section 8.01 (Events of Default) of the Existing Credit Agreement is hereby amended by deleting the period at the end thereof and replacing it with the phrase “; or” in lieu thereof.

(oo) Section 8.01 (Events of Default) of the Existing Credit Agreement is hereby amended by adding a new clause (l) thereto, which shall read as follows:

“(l) Collateral. Prior to the Collateral Release Date, other than with respect to items constituting an immaterial portion of the Collateral, any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and perfected Lien on any Collateral, except (i) to the extent that perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or the Security Agreement or (ii) in connection with a release of such Collateral in accordance with the terms of this Agreement or (iii) as a result of the Administrative Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Documents or (B) file Uniform Commercial Code continuation statements or (iv) if such loss of enforceable or perfected, as applicable, security interest may be remedied by the filing of appropriate documentation without the loss of priority.”

(pp) Section 9.01 (Appointment and Authority) of the Existing Credit Agreement is hereby amended by labeling the existing section “clause (a)” and inserting a new clause (b) therein which shall read as follows:

“(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.”

(qq) Section 9.03 (Exculpatory Provisions) of the Existing Credit Agreement is hereby amended by amending and restating the last paragraph thereof in its entirety as follows:

“The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the creation, perfection, priority or validity of any security interest held by any Farm Credit Lender in the Farm Credit Equities, (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, (vii) the creation, perfection or priority of any Lien intended or purported to be created by the Collateral Documents or (viii) the value or the sufficiency of any Collateral, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.”

(rr) Section 9.09 (Administrative Agent May File Proofs of Claim; Credit Bidding) of the Existing Credit Agreement is hereby amended by adding a new paragraph at the end thereof, to read as follows:

“The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of Collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (i) of Section 10.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Secured Parties, as a result of which each of the Secured Parties shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Secured Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Secured Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.”

(ss) Section 9.10 (Guaranty Matters) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“9.10 Guaranty Matters; Collateral Matters. The Lenders (including each in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder (unless such Person continues to guarantee the Senior Notes);

(b) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) contingent indemnification obligations, (y) obligations under any Guaranteed Cash Management Agreement and (z) obligations under any Guaranteed Hedge Agreement) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (B) that is sold or otherwise Disposed of or to be sold or otherwise Disposed of as part of or in connection with any sale or other Disposition permitted hereunder or under any other Loan Document, (C) upon the effectiveness of the Collateral Release Conditions or (D) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders; and

(c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i), Section 7.01(j) or Section 7.01(o).

In addition, immediately upon the Collateral Release Date and without further action of any Person, the security interests of the Administrative Agent and the other Secured Parties in the Collateral shall be terminated and released; provided that the Guarantee of each Loan Party of the Obligations pursuant to the Loan Documents shall remain in effect. The Administrative Agent shall execute and deliver, at the Borrower’s expense, all documents or other instruments that the Borrower shall reasonably request to evidence the termination and release of such security interests and shall return all such Collateral in their possession to the Borrower.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the authority of the Administrative Agent to release or subordinate its interest in particular property and of the Administrative Agent to release any Guarantor from its obligations hereunder and/or under the Guaranty and the Collateral Documents pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10. For the avoidance of doubt, the release of all or substantially all of the Collateral under the Collateral Documents at any time prior to the Collateral Release Date shall not be permitted without the written consent of each Lender hereunder.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.”

(tt) Exhibit G to the Existing Credit Agreement shall be amended and restated in its entirety to read as set forth in the form attached hereto as Annex I.

(uu) The Exhibits to the Existing Credit Agreement shall be amended by adding new Exhibits J, K and L thereto in the form attached hereto as Annex II, Annex III and Annex IV, respectively.

(vv) Exhibit D (Form of Compliance Certificate) to the Existing Credit Agreement shall be amended by replacing the existing Schedule 1 thereto with a new Schedule 1 in the form attached hereto as Annex V.

SECTION 2. Effectiveness. This Amendment shall become binding and effective on the parties hereto upon the satisfaction or waiver of the following conditions precedent (the date upon which this Amendment becomes effective, the “Amendment No. 1 Effective Date”):

(a) the Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Amendment No. 1 Effective Date (or, in the case of certificates of governmental officials, a recent date before the Restatement Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Amendment from the Borrower, the Guarantors, the Administrative Agent and the Required Lenders (each such Lender, a “Consenting Lender”);

(ii) executed counterparts of a Perfection Certificate, the Security Agreement, each Intellectual Property Security Agreement and the Pledge Agreement, together with: (A) certificates and instruments representing pledged certificated Equity Interests and pledged debt referred to therein accompanied by undated stock powers or instruments of transfer executed in blank and (B) proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that are necessary to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement;

(iii) the Global Intercompany Note, duly executed by the Borrower, each other Loan Party and each Restricted Subsidiary;

(iv) executed counterparts of the Amendment No. 1 Reaffirmation Agreement from the Guarantors and the Administrative Agent;

(v) such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party;

(vi) such documents and certifications as the Administrative Agent may reasonably require and as are customary for transactions of this type to evidence that each Loan Party is duly organized or formed, validly existing, and in good standing in its jurisdiction of organization;

(vii) favorable opinion of (A) Winston & Strawn LLP, counsel to the Loan Parties, (B) Foley & Lardner LLP, Wisconsin counsel to the Loan Parties, (C) Fredrickson & Byron, P.A., Minnesota counsel to the Loan Parties, (D) Troutman Sanders LLP, Georgia counsel to the Loan Parties, and (E) Bryan Cave LLP Leighton Paisner LLP, Missouri counsel to the Loan Parties, in each case, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties, this Amendment and the other Loan Documents in connection therewith as are customary for transactions of this type;

(viii) an officer’s certificate prepared by the chief financial officer of the Borrower substantially in the form of Exhibit H of the Credit Agreement certifying that the Borrower and its Subsidiaries, on a consolidated basis, after giving effect to this Amendment and the transactions contemplated hereby, are Solvent; and

(ix) a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 2(b) and 2(c) have been satisfied.

(b) Both immediately before and immediately after giving effect to this Amendment on the date hereof, the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies to any representation or warranty, such representation or warranty shall be required to be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies to any representation or warranty, such representation or warranty shall be required to be true and correct in all respects) as of such earlier date.

(c) No Default or Event of Default exists, or will result from the execution of this Amendment on the Amendment No. 1 Effective Date.

(d) There shall not have occurred since December 31, 2017 any event or circumstance that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

(e) The Administrative Agent and the Lenders shall have received and be reasonably satisfied with (1) copies of the financial statements most recently required to be delivered pursuant to Sections 6.01(a) and (b) of the Credit Agreement and (2) projections and forecasts for each fiscal quarter beginning with the fiscal quarter ending June 30, 2018 and ending with the fiscal quarter ending December 31, 2022.

(f) All accrued costs, fees and expenses (including reasonable and documented legal fees and expenses and the reasonable and documented fees and expenses of any other advisors) and other compensation payable to the Administrative Agent or any Lender required to be paid on the Amendment No. 1 Effective Date pursuant to the Amendment No. 1 Fee Letter, to the extent invoiced at least two (2) Business Days prior to the Amendment No. 1 Effective Date (or such later date as the Borrower may reasonably agree), shall have been paid.

(g) The Administrative Agent shall have received, at least three (3) days prior to the Amendment No. 1 Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, to the extent any such information or documentation was requested by the Lenders at least five (5) days prior to the Amendment No. 1 Effective Date.

(h) At least three (3) days prior to the Amendment No. 1 Effective Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower.

(i) The Administrative Agent shall have received results of recent customary UCC lien searches with respect to the Borrower and the other Loan Parties in their applicable jurisdictions of organization, and such searches shall reveal no Liens on any of the assets of such parties except for Liens permitted by Section 7.01 or discharged on or prior to the Amendment No. 1 Effective Date pursuant to documentation satisfactory to the Administrative Agent.

(j) There shall not exist any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower and each other Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that, on and as of the date hereof:

(a) The execution, delivery and performance by each Loan Party of this Amendment has been duly authorized by all necessary corporate or other organizational action, and does not conflict with or result in any material breach or contravention of, or the creation of any Lien under (other than Liens permitted by clause (a) of Section 7.01 of the Credit Agreement), or require any payment to be made under any material Contractual Obligation to which such Person is a party or affecting such Person or its properties or any of its Subsidiaries; (iii) violate any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iv) violate any Law in any material respect.

(b) No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Amendment except such approvals, consents, exemptions, authorizations or other actions as have been made or obtained, as applicable, and are in full force and effect.

(c) This Amendment has been duly executed and delivered by each Loan Party. Each of this Amendment and the Credit Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(d) Both immediately before and immediately after giving effect to this Amendment on the date hereof, the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies to any representation or warranty, such representation or warranty shall be required to be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies to any representation or warranty, such representation or warranty shall be required to be true and correct in all respects) as of such earlier date.

(e) No Default or Event of Default exists, or will result from the execution of this Amendment on the Amendment No. 1 Effective Date.

SECTION 4. Fees; Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket costs and expenses in connection with this Amendment as and to the extent required pursuant to Section 10.04(a) of the Credit Agreement, including the fees, charges and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP.

SECTION 5. Non-Reliance on Administrative Agent. Each Consenting Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis, appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan

Parties and their Affiliates and made its own decisions to enter into this Amendment. Each Consenting Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Amendment, the Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates.

SECTION 6. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the Credit Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. So long as this Amendment shall have become binding and effective on the parties hereto as of the date hereof in accordance with the provisions of Section 2, delivery of an executed counterpart of a signature page to this Amendment by any other Lender shall, immediately upon delivery, bind such Lender as a Consenting Lender to the terms of this Amendment and this Amendment shall be binding and effective as to such Consenting Lender in accordance with Section 2. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (including PDF) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7. Severability. If any provision of this Amendment, the Credit Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment, the Credit Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 9. Submission to Jurisdiction. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AMENDMENT, THE CREDIT

AGREEMENT, THE COLLATERAL DOCUMENTS OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT, THE COLLATERAL DOCUMENTS OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

SECTION 10. WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT, THE COLLATERAL DOCUMENTS, OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 9. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

SECTION 11. SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE EXISTING CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 12. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Amendment provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby, by the Credit Agreement and by the other Loan Documents; (ii) (A) each of the Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) none of the Administrative Agent or any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein, in the Credit Agreement and in the other Loan Documents; and (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent or any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 13. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 14. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Borrower under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the matters set forth herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby.

SECTION 15. Loan Document. This Amendment shall be a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

TREEHOUSE FOODS, INC., as Borrower

By:	/s/ Lee Wise
Name:	Lee Wise
Title:	Vice President

BAY VALLEY FOODS, LLC
STURM FOODS, INC.
S.T. SPECIALTY FOODS, INC.
FLAGSTONE FOODS, INC.
ASSOCIATED BRANDS, INC.
CAINS FOODS, INC.
CAINS GP, LLC
CAINS FOODS, L.P.
TREEHOUSE PRIVATE BRANDS, INC.
NUTCRACKER BRANDS, INC.
LINETTE QUALITY CHOCOLATES, INC.
RALCORP FROZEN BAKERY
PRODUCTS, INC.
COTTAGE BAKERY, INC.
THE CARRIAGE HOUSE COMPANIES,
INC.
AMERICAN ITALIAN PASTA COMPANY
PROTENERGY HOLDINGS, INC.
PROTENERGY NATURAL FOODS, INC., each as a Guarantor

By:	/s/ Lee Wise
Name:	Lee Wise
Title:	Vice President

[Signature Page to Amendment No. 1]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Bridgett J. Manduk Mowry
Name:	Bridgett J. Manduk Mowry
Title:	Vice President

[Signature Page to Amendment No. 1]

BANK OF AMERICA, N.A., as a Lender, L/C
Issuer and Swing Line Lender

By:	/s/ Aron Frey
Name:	Aron Frey
Title:	Vice President

[Signature Page to Amendment No. 1]

Associated Bank, N.A., as a Lender

By:	/s/ Adam Lutostanski
Name:	Adam Lutostanski
Title:	Group Senior Vice President

[Signature Page to Amendment No. 1]

Bank of Montreal, as a Lender

By:	/s/ Joan Murphy
Name:	Joan Murphy
Title:	Managing Director

[Signature Page to Amendment No. 1]

Bank of the West, as a Lender

By:	/s/ Steve Staples
Name:	Steve Staples
Title:	Managing Director

[Signature Page to Amendment No. 1]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Ronnie Glenn
Name:	Ronnie Glenn
Title:	Director

[Signature Page to Amendment No. 1]

Capital One, National Association, as a Lender

By:	/s/ Richard O’Neil
Name:	Richard O’Neil
Title:	Managing Director

[Signature Page to Amendment No. 1]

CoBank, FCB, as a Lender

By:	/s/ Alan Schuler
Name:	Alan Schuler
Title:	Vice President

[Signature Page to Amendment No. 1]

CITY NATIONAL BANK OF FLORIDA,
as a Lender

By:	/s/ Tyler P. Kurau
Name:	Tyler P. Kurau
Title:	Senior Vice President

[Signature Page to Amendment No. 1]

COMPEER FINANCIAL, PCA, as a Lender

By:	/s/ Corey J. Waldinger
Name:	Corey J. Waldinger
Title:	Director, Capital Markets

[Signature Page to Amendment No. 1]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ William O’Daly
Name:	William O’Daly
Title:	Authorized Signatory

By:	/s/ Komal Shah
Name:	Komal Shah
Title:	Authorized Signatory

[Signature Page to Amendment No. 1]

Fifth Third Bank, as a Lender

By:	/s/ Gregory L. Cannon
Name:	Gregory L. Cannon
Title:	Director

[Signature Page to Amendment No. 1]

JPMorgan Chase Bank N.A., as a Lender

By:	/s/ Brendan Korb
Name:	Brendan Korb
Title:	Vice President

[Signature Page to Amendment No. 1]

KeyBank National Association, as a Lender

By:	/s/ Matthew J. Bradley
Name:	Matthew J. Bradley
Title:	Vice President

Signature Page to Amendment No. 1

MUFG Union Bank, N.A., as a Lender

By:	/s/ Christine Howatt
Name:	Christine Howatt
Title:	Authorized Signatory

[Signature Page to Amendment No. 1]

PNC Bank, National Association, as a Lender

By:	/s/ Shweta Parthasarathy
Name:	Shweta Parthasarathy
Title:	Senior Vice President

[Signature Page to Amendment No. 1]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ John Flores
Name:	John Flores
Title:	Authorized Signatory

[Signature Page to Amendment No. 1]

SunTrust Bank,
as a Lender

By:	/s/ Tesha Winslow
Name:	Tesha Winslow
Title:	Director

[Signature Page to Amendment No. 1]

TD BANK, N.A.,
as a Lender

By:	/s/ Alan Garson
Name:	Alan Garson
Title:	Senior Vice President

[Signature Page to Amendment No. 1]

The Bank of Nova Scotia,
as a Lender

By:	/s/ Sangeeta Shah
Name:	Sangeeta Shah
Title:	Director

[Signature Page to Amendment No. 1]

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ William F. Sweeney
Name:	William F. Sweeney
Title:	Senior Vice President

[Signature Page to Amendment No. 1]

The Northern Trust Company, as a Lender

By:	/s/ Patrick Osborne
Name:	Patrick Osborne
Title:	Second Vice President

[Signature Page to Amendment No. 1]

Wells Fargo Bank, National
Association, as a Lender

By:	/s/ James Travagline
Name:	James Travagline
Title:	Managing Director

[Signature Page to Amendment No. 1]

AgChoice Farm Credit, FLCA, as a Voting Participant

By:	/s/ William Frailey
Name:	William Frailey
Title:	Assistant Vice President

[Signature Page to Amendment No. 1]

Farm Credit Bank of Texas, as a Voting
Participant

By:	/s/ Alan Robinson
Name:	Alan Robinson
Title:	Vice President

[Signature Page to Amendment No. 1]

Farm Credit Services of America, FLCA, as a Voting Participant

By:	/s/ Ron Brandt
Name:	Ron Brandt
Title:	VP, Credit

V

Farm Credit Mid-America, FLCA, as a Voting Participant

By:	/s/ Matthew Dixon
Name:	Matthew Dixon
Title:	Credit Officer Capital Markets

[Signature Page to Amendment No. 1]

FARM CREDIT OF NEW MEXICO, FLCA, as a Voting Participant

By:	/s/ Clarissa Shiver
Name:	Clarissa Shiver
Title:	Vice President

[Signature Page to Amendment No. 1]

FCS Commercial Finance Group, for
AgCountry Farm Credit Services, FLCA, as a
Voting Participant

By:	/s/ Jamey Grafing
Name:	Jamey Grafing
Title:	Senior Vice President

[Signature Page to Amendment No. 1]

Fresno Madera Farm Credit, as a Voting Participant

By:	/s/ Robert L. Herrick
Name:	Robert L. Herrick
Title:	Director of Capital Markets

[Signature Page to Amendment No. 1]

Yankee Farm Credit, ACA, as a Voting Participant

By:	/s/ Michael K. Farmer
Name:	Michael K. Farmer
Title:	Chief Operating Officer

[Signature Page to Amendment No. 1]